CONTRIBUTION AGREEMENT

     This is a Contribution Agreement, dated as of April 14, 1999 (as in effect from time to time, this "Agreement"), between UroMed Corporation, a Massachusetts corporation ("Parent"), and Assurance Medical, Inc., a Delaware corporation ("Assurance").

     WHEREAS, the Parent has engaged for several years in the development of its BreastView(R), BreastCheck(R) and Breast Exam electronic palpation technology (the "Products");

     WHEREAS, the Parent has caused the formation of Assurance in order to own the Products and continue the development and commercialization of the Products;

     WHEREAS, the Parent and Assurance desire to enter into this Agreement in order to effect the transfer by the Parent to Assurance of certain assets and liabilities relating to the Products in exchange for the issuance by Assurance to the Parent of shares of Assurance's Series A Preferred Stock, par value $.001 per share ("Series A Preferred Stock"), and shares of Series B Preferred Stock, par value $.001 per share ("Series B Preferred Stock" and collectively the "Preferred Stock").

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
                                    Article 1

                                   Definitions

     1.1. Certain Defined Terms. As used in this Agreement, the following capitalized terms have the following meanings:

     "Agreement" means this Contribution Agreement, including all exhibits and schedules hereto, as amended, restated or supplemented from time to time.

         "Assurance" has the meaning set forth in the preamble.

     "Co-Sale Agreement" means that certain Co-Sale Agreement, dated as of April 14, 1999, by and among Assurance, Alan West, Michael Kelly and Joel Weinstein and the holders of Series A Preferred Stock and Series B Preferred Stock.

     "Encumbrance" means all liens, security interests, pledges, charges, mortgages, conditional sales agreements, title retention agreements and other encumbrances.

     "Material   Adverse  Effect"  means  a  material   adverse  effect  on  the
operations, assets or financial condition of the Transferred Business taken as a whole.

     "Parent" has the meaning set forth in the preamble.

     "Permitted Encumbrances" means Encumbrances that in connection with any agreement or instrument, relate to restrictions on transfer embodied in the terms of such agreement or instrument.

     "Person" means any individual, partnership, corporation, association, trust, limited liability company, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

     "Products" has the meaning set forth in the preamble.

     "Transferred Business" means the development and commercialization of the Company's breast cancer palpation screening technology, including, without limitation, the Products.

     1.2. Cross References to Certain Terms Defined Elsewhere in this Agreement.

          Term                                        Section

          401(k) Plan                                 8.2(c)
          Acquired Assets                             2.1
          Assumed Obligations                         3.1
          Claim                                       9.3(a)
          Closing                                     4.1
          Closing Date                                4.1
          Employees                                   6.10
          Equipment                                   2.1(a)
          Excluded Assets                             2.2
          Hopkinton Lease                             2.1(c)
          Indemnified Party                           9.3(a)
          Indemnifying Party                          9.3(a)
          Intangibles                                 2.1(d)
          Losses                                      9.1 and 9.2
          Miscellaneous Contracts                     2.1(e)
          Parent Benefit Plan                         8.2(b)
          Preferred Stock                             preamble
          Proprietary Software                        2.2(f)
          Purchase Agreement                          7.3
          Retained Liabilities                        3.1
          Retained Third Party Software               2.2(f)
          Securities Act                              5.5(c)
          Series A Preferred Stock                    preamble
          Series B Preferred Stock                    preamble
          Shares                                      3.2 and 5.5(a)
          Subject Losses                              9.6
          Third Party Claim                           9.3(a)
          Third Party Software                        2.1(f)
          Third Party Software Licenses               2.1(f)
          Transferred Employees                       8.2(a)
          Transferred Software                        2.2(f)
          WARN Act                                    8.2(a)

                                    Article 2

                             Contribution of Assets

     2.1. Acquired Assets. Subject to the terms and conditions set forth in this Agreement, the Parent hereby assigns, transfers and delivers to Assurance, and Assurance hereby acquires and takes assignment and delivery of, the assets of the Parent owned, used or held for use in the Transferred Business as of the date hereof and described below:

     (a) any and all fixtures, machinery, installations, equipment, furniture, supplies and other personal property, used solely in conjunction with the operations of the Transferred Business, including without limitation those items described on Schedule 2.1(a) hereto (the "Equipment");

     (b) all the Parent's title to, interest in and rights under the lease of the real property located at 103 South Street, Hopkinton, Massachusetts (the "Hopkinton Lease");

     (c) (i) all the Parent's right, title and interest in and to all trade secrets and confidential information relating to the Transferred Business;
(ii) all the Parent's right, title and interest in and to any works of authorship relating to the Transferred Business, including all copyright rights throughout the world, and including the right to sue for and to recover for past infringement thereof; (iii) all the Parent's right, title and interest in and to all technical information, know-how and show-how whether or not protectable by patent, copyright or trade secret law, relating to the Transferred Business;
(iv) all the Parent's right, title and interest in and to the trademarks, trade names and service marks, whether registered or unregistered, arising under the common law, state law, Federal law and laws of foreign countries and all registrations thereof and interests therein throughout the world, used solely in or with respect to the Transferred Business, including the right to sue for and to recover for past infringement thereof; (v) all of the Parent's right, title and interest in and to advertising and marketing know-how and materials, sales tools and advertising, customer lists and other customer and potential customer data relating to the Transferred Business, supplier and vendor lists and other intangible assets, to the extent relating to the conduct of the Transferred Business; and (vi) all the Parent's right, title and interest in any internally developed software used in the Transferred Business (the "Internally Developed Software," and, collectively, the "Intangibles"), including those more particularly described on Schedule 2.1(c) hereto;

     (d) all the Parent's right, title and interest in the miscellaneous contracts of the Parent listed on Schedule 2.l(d) hereto (the "Miscellaneous Contracts");

     (e) copies of the Parent's accounting books, records and ledgers relating to the Transferred Business, and copies of all documents and records relating to the Acquired Assets and the Transferred Business and originals of the Hopkinton Lease and Miscellaneous Contracts; and

     (f) all the Parent's right, title and interest in the computer software licensed to Parent and used in the Transferred Business and listed on Schedule 2.1(f) hereto (the "Transferred Software").

     All of the foregoing assets are referred to collectively in this Agreement as the "Acquired Assets".

     2.2 Excluded Assets. Notwithstanding the foregoing, the Parent is not transferring and Assurance is not acquiring, pursuant to this Agreement, and the term "Acquired Assets" shall not include, any of the following (the "Excluded Assets"):

     (a) Any cash;

     (b) Any accounts receivable, notes receivable or miscellaneous receivables;

     (c) Any of the Parent's tradenames, service marks or tradenames, or any stationery, office supplies, business forms, manuals or similar property bearing the Parent's trademarks, trade names, service marks, logos or similar corporate identification, unless such trademarks, trade names, service marks, logos or similar corporate identification have been redacted therefrom;

     (d) Any assets related solely to Retained Liabilities;

     (e) Any income tax refunds or claims therefor which the Parent may be entitled to receive from any federal, state, or local authorities;

     (f) all computer software owned by the Parent and used in the Transferred Business (the "Proprietary Software") and all computer software licensed to Parent and used in the Transferred Business (the "Retained Third Party Software") other than the Transferred Software and Internally Developed Software; and

     (g) Any assets of the Parent not used in the Transferred Business;

     (h) Any of the Parent's rights under any insurance policies;

     (i) the consideration received by the Parent pursuant to this Agreement;

     (j) the rights of the Parent under this Agreement; and

     (k) any rights of the Parent under any Parent Benefit Plan, and any pension funds or other assets held pursuant to the terms of any Parent Benefit Plan.

                                    Article 3

                  Assumption of Obligations; Issuance of Shares

     3.1. Assumption of Obligations. Assurance assumes, and agrees to pay, perform, fulfill and discharge (i) all obligations of the Parent arising on or after the date hereof and relating to events transpiring on or after the date hereof under the Hopkinton Lease, the Miscellaneous Contracts and the license agreements relating to the Transferred Software, (ii) all other liabilities and obligations relating to the Acquired Assets and arising after the Closing or otherwise relating to or arising out of the operation of the Transferred Business from and after the Closing Date, and (iii) the expenses to be paid by Assurance pursuant to Section 3.3 (collectively, the "Assumed Obligations"). Anything in this Agreement to the contrary notwithstanding, Assurance shall not assume, and shall not be deemed to have assumed, any liability or obligation of the Parent whatsoever other than as specifically set forth in this Section 3.1 (with all such non-assumed liabilities and obligations referred to herein as the "Retained Liabilities").

     3.2. Issuance of Shares. As consideration for the transfer to Assurance of the Acquired Assets, Assurance hereby agrees to issue to the Parent 4,740,000 shares of Series A Preferred and 500,000 shares of Series B Preferred (collectively, the "Shares").

     3.3. Issuance of Letter of Credit; Payment of Certain Fees and Expenses.

     (a) Assurance agrees to cause its lender to issue a Letter of Credit in favor of John M. Summers, sublessor under the Hopkinton Lease, complying with the terms of the Hopkinton Lease, which shall replace the Letter of Credit issued by Fleet National Bank pursuant to Section 10.15(b) of the Hopkinton Lease, within thirty (30) days after Closing.

     (b) Assurance agrees that it will pay or reimburse Parent for (i) accrued expenses attributable to the Transferred Business listed on Schedule 3.3(b) hereto, within one week after the Closing; (ii) any expenses attributable to the Transferred Business incurred by Parent on or after April 1, 1999, a reasonable estimate of which is set forth on Schedule 3.3(b), within one week after request for such payment or reimbursement by Parent, (iii) an amount equal to the security deposit, and any interest accrued thereon, deposited by Parent pursuant to Section 10.15(a) of the Hopkinton Lease, within one week after the Closing, and (iv) employee bonuses in the amounts set forth on Schedule 3.3(b) (the "Employee Bonuses"), prior to May 1, 1999.

                                    Article 4

                                     Closing

     4.1. Time and Place. The closing of the transfer and delivery of all documents and instruments necessary to consummate the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Hale & Dorr LLP, Boston, Massachusetts, on the date of this Agreement or at such other time or such other place as the Parent and Assurance may agree. The date on which the Closing is actually held hereunder is sometimes referred to herein as the "Closing Date". The Closing will be deemed to be effective for purposes of this Agreement as of 11:59 p.m. in Boston, Massachusetts on the Closing Date.

     4.2. Transactions at Closing. At the Closing:

     (a) The Parent shall duly execute and deliver to Assurance or its nominee or nominees such bills of sale, certificates of title and other instruments of assignment or transfer with respect to the Acquired Assets as Assurance may reasonably request and as may be necessary to vest in Assurance all of the Parent's title to the Acquired Assets.

     (b) Assurance shall deliver to the Parent duly executed certificates representing the Shares.

     (c) Assurance shall duly execute and deliver to the Parent such instruments of assumption with respect to the Assumed Obligations as the Parent may reasonably request.

     (d) The Parent shall deliver to Assurance consents to the transactions contemplated by this Agreement from John M. Summers, the Sublessor under the Hopkinton Lease, and Tekscan, Inc.

     (e) Fish & Richardson P.C. shall deliver to Assurance a written opinion, addressed to Assurance and dated the Closing Date in form and substance acceptable to Assurance and at Assurance's expense.

     (f) Each of Alan West, Joel Weinstein and Mike Kelly shall deliver to the Parent an acknowledgement in the form of Exhibit A hereto.

                                    Article 5

                  Representations and Warranties of the Parent

     The Parent represents and warrants to Assurance as follows:

     5.1 Incorporation; Authority. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite corporate power and authority to carry on the Transferred Business as now conducted.

     5.2 Rights to Sell Acquired Assets; Approvals; Binding Effect. The Parent has all requisite corporate power and authority to enter into this Agreement, to perform all of its agreements and obligations hereunder in accordance with its terms, and to transfer to Assurance all of the Acquired Assets. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of the Parent. This Agreement has been duly executed and delivered by the Parent and constitutes the legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, except as such validity, binding effect or enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles relating to the availability of remedies.

     5.3 No Defaults. Except for consents to transfer with respect to any agreement or license that is part of the Acquired Assets, the entering into this Agreement, the performance and compliance by the Parent with the terms hereof, and the consummation of all the transactions contemplated hereby, will not either currently, or after notice or lapse of time or both:

     (a) result in a violation of any provision of the charter, by-laws or other organizational documents of the Parent;

     (b) result in a violation by the Parent of any statute, regulation, order, law, ordinance or restriction applicable to the Parent or by which the Parent or any of the Acquired Assets is bound or subject;

     (c) result in a violation by the Parent of any judgment, order or decree of any court or judicial or quasi-judicial tribunal applicable to the Parent;

     (d) conflict with, violate, result in the breach or termination of, or constitute a default under any contract, order, or permit to which the Parent is a party or by which it or any of the Acquired Assets are bound or subject; or

     (e) result in the creation of any Encumbrance upon any of the Acquired Assets, except, in each case, for Permitted Encumbrances.

     5.4. Title to Assets. The Parent owns or has the right to transfer all of the Acquired Assets, subject to the receipt of consents to transfer, which will be obtained prior to the Closing. The Parent has, and at and as of the Closing the Parent will convey to Assurance, good and marketable title to the Acquired Assets, free and clear of all Encumbrances except for Permitted Encumbrances; provided that this Section 5.4 shall not be considered a representation or warranty as to the non-infringement of any of the Intangibles or other intellectual property included in the Acquired Assets.

     5.5. Investment Representations

     (a) Purchase Entirely for Own Account. This Agreement is made with the Parent in reliance upon the Parent's representation to Assurance, which by the Parent's execution of this Agreement the Parent hereby confirms, that the shares of Preferred Stock (the "Shares") to be acquired by the Parent will be acquired for investment for the Parent's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof and that the Parent has no present intention of selling, granting any participation in, or otherwise distributing the same.

     (b) Disclosure of Information. The Parent represents that it has had an opportunity to ask questions and receive answers from Assurance regarding the terms and conditions of the transactions contemplated by this Agreement. The foregoing, however, does not limit or modify the representations and warranties of Assurance in Article 6 of this Agreement or the right of the Parent to rely thereon.

     (c) Investment Experience. The Parent understands that the Shares have not been, and prior to an appropriate registration statement's becoming effective will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Parent's representations as expressed herein. The Parent acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

     (d) Legends. The Parent understands that the Shares may bear one or all of the following legends:

     (i) "these securities have not been registered under the securities act of 1933. they may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such act or an opinion of counsel REASONABLY satisfactory to the company that such registration is not required."

     (ii). Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

     A certificate shall not bear such legends if in the opinion of counsel reasonably satisfactory to Assurance the securities represented thereby may be publicly sold without registration under the Securities Act and any applicable state securities laws.

     (e) Restricted Securities. The Parent understands that the Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Assurance in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances. The Parent acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.

     (f) Accredited Investor. The Parent is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                                    Article 6

                   Representations and Warranties of Assurance

     Assurance hereby represents and warrants to the Parent as follows:

     6.1. Organization and Standing of Assurance. Assurance is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Assurance has all required corporate power and authority to enter into this Agreement, to perform all of its agreements and obligations hereunder in accordance with its terms and to acquire the Acquired Assets from the Parent.

     6.2.  Corporate  Approval;  Binding  Effect.  Assurance  has  obtained  all necessary authorizations and approvals from its Board of Directors and shareholders required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Assurance and constitutes the legal, valid and binding obligation of Assurance enforceable against Assurance in accordance with its terms, except as such validity, binding effect or enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles relating to the availability of remedies.

     6.3.  Non-Contravention.   The  execution,   delivery  and  performance  by
Assurance of this Agreement will not result in any violation of or be in conflict with its Certificate of Incorporation or By-Laws, or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to it, or be in conflict with or constitute a default under any of the foregoing.

     6.4. Government Consents, Etc. Except for filings with the United States Patent and Trademark Office and similar filings to register the transfer of personal property, no consent, approval or authorization of or registration, designation, declaration or filing with any Governmental Entity, Federal or other, on the part of Assurance is required in connection with the purchase of the Acquired Assets pursuant to this Agreement or the consummation of any other transaction contemplated hereby.

     6.5. Brokers. No finder, broker, agent or other intermediary has worked for or on behalf of Assurance in connection with the negotiation or consummation of the transactions contemplated hereby.

     6.6. Capital Stock. The authorized  capital stock of Assurance  consists of
(a) 4,780,000 shares of Series A Preferred Stock, $.01 par value, (b) 8,500,000 shares of Series B Preferred Stock, par value $.01 per share and (c) 25,000,000 shares of Common Stock, $.01 par value. All of the outstanding shares of capital stock of Assurance are duly authorized, validly issued, fully paid and non-assessable. No class of capital stock of the Buyer is entitled to preemptive rights. Except for rights of first refusal set forth in the Co-Sale Agreement, no options, warrants or other rights to acquire capital stock from the Buyer are outstanding.

     6.7. Authorization for Shares. Assurance has taken all necessary action to permit it to issue the number of Shares required to be issued pursuant to
Article 3. The Shares to be issued pursuant to Article 3 will, when issued, be duly authorized, validly issued, fully paid, nonassessable and free of any Encumbrance and no stockholder of Assurance will have any preemptive right of subscription or purchase in respect thereof. Assuming the accuracy of the Parent's representations and warranties in Section 5.5 hereof, the Shares will, when issued, be exempt from registration under the Securities Act and any applicable state securities laws.

     6.8. Due Diligence Review. Assurance acknowledges that it has completed to its satisfaction its own due diligence investigation with respect to the Acquired Assets. Assurance acknowledges and agrees that, except for the representations and warranties of the Parent contained in Article 5 hereof, Assurance is acquiring the Acquired Assets on an AS IS/WHERE IS basis. Assurance further acknowledges and agrees that upon consummation of the transactions contemplated hereby, Assurance will not have any further recourse against the Seller with respect to the Acquired Assets except for claims for indemnification made pursuant to Article 9 hereof, claims for equitable remedies and claims based upon fraud.

     6.9. Conversion Shares. Assurance has reserved 5,280,000 shares of Common Stock for issuance upon conversion of the Shares. All shares of Common Stock to be issued upon conversion of the Shares have been duly authorized and, upon issuance upon conversion of the Shares in accordance with the terms of Assurance's Certificate of Incorporation, as amended from time to time, will be validly issued and fully paid and non-assessable and issued free of any preemptive rights.

     6.10. Accrued Expenses. To the best knowledge of Assurance, except as set forth on Schedule 6.10(a) hereto, Parent's employees listed on Schedule 6.10(b) hereto (the "Employees") have not incurred any expenses relating to the Transferred Business since January 1, 1999.

                                    Article 7

                 Post Closing Covenants of Assurance and Parent

     7.1. Securities Laws Compliance. Assurance shall, within 15 days after the Closing, file a notice of the sale of the Shares to the Parent pursuant to
Section 25102(f) of the California Corporations Code, and shall make any filings necessary under the securities or Blue Sky laws of any other applicable jurisdiction.

     7.2. Private Offering. Assurance agrees that neither Assurance nor anyone acting on its behalf will offer any of the Shares or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone or take any other action so as to make the issuance and sale of the Shares subject to the registration requirements of Section 5 of the Securities Act.

     7.3. Confidentiality Agreements. In the event that after the Closing a current or former employee or vendor of Parent violates the terms of any confidentiality or non-disclosure agreement between the Parent and such employee or vendor with respect to information relating to the Transferred Business, then at the request and direction of Assurance the Parent agrees to use reasonable efforts to enforce the provisions of such agreement. Assurance shall reimburse Parent for all reasonable expenses incurred by Parent in connection with such enforcement.

                                    Article 8

                          Certain Transitional Matters

     8.1. (a) Employment. Assurance will offer employment, commencing on the Closing Date, to the Employees who are at work at the Closing Date, including those Employees on vacation, absent due to a sick or personal day, family leave or workers' compensation claim (collectively, the "Transferred Employees"). Assurance will not be required to employ Employees who at the Closing Date are on long-term disability. Each Transferred Employee's salary shall be at least as great as his/her salary immediately prior to the Closing Date, and the location of the offered employment shall be within a twenty-five mile radius of the location where the Employee is employed immediately prior to the Closing Date. Assurance shall have no obligation to employ any Employee for any specific term after the Closing Date, provided that Assurance agrees that for a period of 60 days after the Closing Date, it will not cause any of the Transferred Employees to suffer "employment loss" for purposes of the Worker Adjustment and Retraining Notification Act and related regulations (the "WARN Act") if such employment loss could create any liability for the Parent, unless Assurance delivers notices under the WARN Act in such a manner and at such time that the Parent bears no liability with respect thereto.

     (b) Benefit  Plans - Generally.  Except as otherwise  set forth on Schedule
8.4 hereto, the Transferred Employees (and their eligible dependents and beneficiaries) shall cease to participate in any of the Parent's employee benefit plans and programs ("Parent Benefit Plans") effective as of the Closing. The Parent shall retain exclusive liability and responsibility for providing any and all benefits due and payable to or in respect of Transferred Employees and related dependents and beneficiaries under any Parent Benefit Plans in accordance with the terms of such Parent Benefit Plans and applicable law.

     (c) Savings Plan. The Parent will retain all liability and responsibility for the disposition of interests under the Parent's 401(k) Plan (the "401(k) Plan"), with respect to those Transferred Employees (or their beneficiaries) of Parent who, as of the Closing Date, are participants in the 401(k) Plan. The Parent agrees that it will cause the accounts in the 401(k) Plan of all such participants to be fully vested as of the Closing Date. The active participation of the Transferred Employees in the 401(k) Plan shall cease as of the Closing Date.

     8.3. Business Records. Assurance acknowledges that business records of the Parent relating to the Parent's operations prior to the Closing will be conveyed to Assurance as part of the Acquired Assets, and that the Parent may from time to time require access to such records, and Assurance agrees that upon reasonable prior written notice from the Parent, it will at any time prior to the third anniversary of this Agreement, during normal business hours, either provide the Parent with access to or, at Assurance's option and Parent's expense, copies of such records for such purposes. Assurance agrees that it will not destroy any such business records during the three year period after the Closing Date and it will not within the two year period after that destroy any business records prepared prior to the Closing without first notifying the Parent and affording it the opportunity to remove or copy them. Assurance further acknowledges that certain records relating to the Transferred Employees are not being delivered to Assurance as part of the Acquired Assets. The Parent acknowledges that Assurance may from time to time require access to or copies of such records in connection with employee matters, and the Parent agrees that upon reasonable prior written notice from Assurance, it will at any time prior to the third anniversary of this Agreement, during normal business hours, either provide Assurance with access to or, at the Parent's option and Assurance's expense, copies of such records for such purposes. The Parent further agrees that it will not destroy any such records during the three year period after the Closing Date and it will not within the two year period after that destroy any records relating to the Transferred Employees without first notifying Assurance and affording it the opportunity to remove or copy them.

     8.4. General Transitional Assistance. Parent agrees to provide general transitional assistance to Assurance after the Closing, including assistance with the matters set forth on Schedule 8.4 hereto. Any such transitional assistance will be at the request of Assurance. Assurance will reimburse Parent for any out-of-pocket costs and an allocable portion of wages or salaries and related costs of any Parent employees providing this assistance. Unless it otherwise agrees, Parent will not be required to provide this assistance after 180 days after Closing.

     8.5. Computer Transition. Immediately after the Closing, Assurance agrees to do all acts reasonably requested by Parent to transition Assurance off of Parent's computer network. Parent agrees to provide the computer transition assistance to Assurance set forth on Schedule 8.5 hereto.

                                    Article 9

                                 Indemnification

     9.1. Indemnity by the Parent. The Parent agrees to indemnify and hold Assurance harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses, including without limitation the reasonable fees and disbursements of counsel, net of insurance proceeds (collectively, the "Losses"), related to or arising directly or indirectly out of (a) any breach of any representation or warranty made by the Parent in this Agreement, (b) any breach by the Parent of any covenant, obligation, or undertaking made by the Parent in this Agreement or (c) the Retained Liabilities, including the liabilities of the Parent relating to Parent Benefit Plans and retained pursuant to Section 8.2(b).

     9.2. Indemnity by Assurance. Assurance agrees to indemnify and hold the Parent harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses, including without limitation the fees and disbursements of counsel, net of insurance proceeds (also referred to as "Losses"), related to or arising directly or indirectly out of (a) any breach of any representation or warranty made by Assurance in this Agreement, or (b) any breach by Assurance of any covenant, obligation or undertaking made by Assurance in this Agreement (including without limitation any failure by Assurance to pay or perform any of the Assumed Obligations).

     9.3. Claims.

     (a) Any party seeking indemnification hereunder (the "Indemnified Party") shall promptly notify the party hereto obligated to provide indemnification hereunder (the "Indemnifying Party") or any action, suit, proceeding, demand or breach (a "Claim") with respect to which the Indemnified Party claims indemnification hereunder, provided that failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations under this Article 9 except to the extent, it at all, that such Indemnifying Party shall have been prejudiced thereby. If such Claim relates to any action, suit, proceeding or demand instituted against the Indemnified Party by a third party (a "Third Party Claim"), upon receipt of such notice from the Indemnified Party the Indemnifying Party shall be entitled to participate in the defense of such Third Party Claim, and if and only if each of the following conditions is satisfied, the Indemnifying Party may assume the defense of such Third Party Claim, and in the case of such an assumption the Indemnifying Party shall have the authority to negotiate, compromise and settle such Third Party Claim:

     (i) the Indemnifying Party confirms in writing that it is obligated hereunder to indemnify the Indemnified Party with respect to such Third Party Claim; and

     (ii) the Indemnified Party does not give the Indemnifying Party written notice that it has determined, in the exercise of its reasonable discretion, that matters of corporate or management policy or a conflict of interest make separate representation by the Indemnified Party's own counsel advisable.

     The Indemnified Party shall retain the right to employ its own counsel and to participate in the defense of any Third Party Claim, the defense of which has been assumed by the Indemnifying Party pursuant hereto, but the Indemnified Party shall bear and shall be solely responsible for its own costs and expenses in connection with such participation.

     (b) In the event of any Claim under Section 9.1 or 9.2, the Indemnified Party shall advise the Indemnifying Party in writing of the amount and circumstances surrounding such Claim. With respect to liquidated Claims, if within thirty (30) days the Indemnifying Party has not contested such Claim in writing, the Indemnifying Party will pay the full amount thereof within ten (10) days after the expiration of such period.

     9.4. Limits. No claim for indemnification under this Article 9 may be asserted for the first time for any breach of any representation or warranty made by Assurance or Parent in this Agreement after the second anniversary of the Closing Date. The aggregate amount payable by the Parent or Assurance pursuant to this Article 9 for breaches of representations or warranties is $5,240,000.

     9.5. Exclusive Remedy. The Parent and Assurance acknowledge and agree that the indemnification rights and remedies available to each party under this
Article 9 shall be the sole and exclusive rights and remedies of Assurance and the Parent with respect to any Losses arising out of or relating in any way to
(i) any breach of this Agreement, (ii) the acquisition of the Transferred Business by Assurance, or (iii) the consummation of the transactions contemplated hereby (collectively, the "Subject Losses"); provided, however, that this Article 9 does not in any way limit any equitable remedies or claims based upon fraud. Without limiting the generality of the foregoing, except as specifically authorized by this Article 9, Assurance and the Parent hereby waive, release and disclaim any claims, rights or remedies arising in tort, by statute, or otherwise, with respect to the Subject Losses. As provided in
Section 10.7, in no event shall Assurance or the Parent be entitled to recover from the other party hereto for punitive damages, and for all purposes of this Agreement, the term "Losses" shall be deemed not to include any such damages.

                                   Article 10

                                     General

     10.1. Expenses. Except as expressly set forth in this Agreement, all expenses of the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby, including, without limitation, attorneys', accountants and outside advisers' fees and disbursements, shall be borne by the party incurring such expenses.

     10.2. Notices. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid or if sent by overnight courier or sent by written telecommunication, as follows:

         If to the Parent:

         UroMed Corporation
         1400 Providence Highway
         Norwood, Massachusetts  02062
                  Attention:        John Simon

         with a copy sent contemporaneously to:

         Bingham Dana LLP
         150 Federal Street
         Boston, Massachusetts 02110
                  Attention:        John Utzschneider, Esq.

         If to Assurance:

         Assurance Medical, Inc.
         103 South Street
         Hopkinton, Massachusetts  01748
                  Attention:        Alan West

         with a copy sent contemporaneously to:

         Hale and Dorr LLP
         60 State Street
         Boston, MA  02110

                  Attention:        Peter B. Tarr, Esq.

     10.3. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) contains the entire understanding of the parties hereto and thereto, supersedes all prior agreements and understandings relating to the subject matter hereof and thereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto. No waiver of any provision of this Agreement shall be effective unless evidenced by a written instrument signed by the waiving party. Each of the parties hereto further acknowledge and agree that, in entering into this Agreement, they have not in any way relied upon any oral or written agreements, statements, promises, information, arrangements, understandings, representations or warranties, express or implied, not specifically set forth in this Agreement. EXCEPT AS SET FORTH IN ARTICLE 5, PARENT MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE TRANSFER OF THE ACQUIRED ASSETS HEREUNDER OR THE TRANSFERRED BUSINESS.

     10.4. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts without regard to its conflict of laws rules.

     10.5. Consent to Jurisdiction. Each of the parties hereto agrees that any suit, action or proceeding instituted against such party under or in connection with this Agreement shall be brought exclusively in a court of competent jurisdiction of the Commonwealth of Massachusetts. By execution hereof, each party hereto irrevocably waives any objection to, and any right of immunity on the grounds of, improper venue, the convenience of the forum, the personal jurisdiction of such courts or the execution of judgments resulting therefrom. Each party hereto hereby irrevocably accepts and submits to the exclusive jurisdiction of such courts in any such action, suit or proceeding.

     10.6. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHTS THAT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

     10.7. Waiver of Certain Damages. EACH OF THE PARTIES HERETO TO THE FULLEST EXTENT PERMITTED BY LAW IRREVOCABLY WAIVES ANY RIGHTS THAT THEY MAY HAVE TO PUNITIVE DAMAGES IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

     10.8.  Sections  and  Section  Headings.   The  headings  of  sections  and
subsections are for reference only and shall not limit or control the meaning thereof.

     10.9. Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other party hereto; provided, however, that the Acquired Assets may be transferred after the Closing Date without the consent of any other party hereto. In addition, either party may assign such party's rights and obligations hereunder by way of collateral assignment to any bank or financing institution or in connection with a sale of all or substantially all of such party's assets.

     10.10. No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person, except the parties hereto, any rights or remedies under or by reason of this Agreement.

     10.11.   Counterparts.   This   Agreement   may  be  executed  in  multiple
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.12. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

     10.13. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof or thereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

     10.14. No Other Obligations. The parties hereto hereby acknowledge and agree that except as otherwise expressly provided in this Agreement, the Schedules hereto and the documents and instruments delivered in connection herewith, neither party has any obligation or liability to the other arising out of the transactions contemplated by this Agreement or otherwise.


     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered as a sealed instrument as of the date and year first above written.

UROMED CORPORATION

By: /s/ John G. Simon
______________________________
Name:  John G. Simon
Title:  President and Chief Executive Officer


ASSURANCE MEDICAL, INC.

By: /s/ Alan West
_______________________________
Name:
Title:  President